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                                                       Exhibit 23(c)

                   INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.:


We consent to the use of our report incorporated by reference in the Annual Report on Form 10-K of Fleet Financial Group, Inc. for the year ended December 31, 1996, which is incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus included in the Registration Statement (Registration No. 333-15435) filed with the Securities & Exchange Commission (the "Commission") on November 1, 1996, as amended by Amendment No. 1 to Form S-3 filed with the Commission on November 6, 1996 and Amendment No. 2 to Form S-3 filed with the Commission on December 4, 1996, which is incorporated herein by reference.

                                     KPMG Peat Marwick LLP

Boston, Massachusetts
January 26, 1998